UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

FedEx Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director: On June 8, 2009, the Board of Directors of FedEx Corporation elected Ambassador Susan C. Schwab as a director, effective immediately. The Board also appointed Ambassador Schwab as a member of its Compensation Committee. A copy of FedEx’s press release announcing Ambassador Schwab’s election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Ambassador Schwab was elected for a term expiring at the annual meeting of stockholders in September 2009, at which time her continued Board service will be subject to renomination and stockholder approval. With the election of Ambassador Schwab, the size of the Board of Directors is now 12 members.

The Board of Directors has determined that Ambassador Schwab is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more stringent standards for determining director independence. There have been no transactions since the beginning of FedEx’s last fiscal year, and there are no currently proposed transactions, in which FedEx was or is to be a participant and in which Ambassador Schwab or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Ambassador Schwab was not pursuant to any arrangement or understanding between her and any other person. A third-party executive search firm engaged by the Nominating & Governance Committee provided assistance in identifying Ambassador Schwab as a potential Board candidate. Frederick W. Smith, FedEx’s Chairman of the Board, President and Chief Executive Officer, and Peter S. Willmott, Chairman of the Nominating & Governance Committee of the Board, recommended Ambassador Schwab as a nominee for election.

Ambassador Schwab will be compensated in accordance with previously disclosed compensation programs for FedEx’s non-management (outside) directors. Accordingly, she received a stock option for 4,400 shares of FedEx common stock upon her election to the Board.

(e) Adoption of Compensatory Plan: On June 8, 2009, the Board of Directors of FedEx, upon the recommendation of its Compensation Committee, approved FedEx’s FY2010-FY2012 long-term incentive compensation (LTI) plan.

The LTI program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of aggregate diluted earnings-per-share (EPS) goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The LTI program provides for:

•	Target payouts if the three-year average annual EPS growth rate is 12.5%;

•	Above-target payouts if the growth rate is above 12.5% up to a maximum amount (equal to 150% of the target payouts) if the growth rate is 15% or higher; and

•	Below-target payouts if the growth rate is below 12.5% down to a threshold amount (equal to 25% of the target payouts) if the growth rate is 5%. No LTI payment is made unless the three-year average annual EPS growth rate is at least 5%.

Traditionally, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. For the FY2010-FY2012 LTI plan, however, the base-year number will be equal to the FY2010 business plan EPS goal less 12.5%. The Board believes this modification is appropriate in order to address the current economic environment and our current earnings stream and restore the motivating power of the plan. Otherwise, the FY2010-FY2012 LTI plan (including the three-year average annual EPS growth rate goals described above and the threshold, target and maximum payouts) for the named executive officers is materially consistent with the previously disclosed terms of the LTI program.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description
99.1	Press Release of FedEx Corporation dated June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 9, 2009

By: /s/ John L. Merino
       John L. Merino
       Corporate Vice President and
       Principal Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of FedEx Corporation dated June 8, 2009.

E-1